--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                         DATE OF REPORT: JULY 30, 2002
                (DATE OF EARLIEST EVENT REPORTED: APRIL 8, 2002)

                         COMMISSION FILE NUMBER 1-11680

                             ---------------------

                         EL PASO ENERGY PARTNERS, L.P.
             (Exact name of Registrant as Specified in its Charter)

                   DELAWARE                                      76-0396023
         (State or Other Jurisdiction                         (I.R.S. Employer
      of Incorporation or Organization)                     Identification No.)

               EL PASO BUILDING                                    77002
            1001 LOUISIANA STREET                                (Zip Code)
                HOUSTON, TEXAS
   (Address of Principal Executive Offices)

              REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:
                                 (713) 420-2600

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial statements of the businesses acquired.

     The audited financial statements of EPGT Texas Pipeline L.P., El Paso Gas Storage Company (the assets of El Paso Gas Storage Company were contributed to EPGT Texas Pipeline, L.P. on December 31, 2001, and El Paso Gas Storage Company was merged out of existence), El Paso Hub Services Company, L.L.C. (El Paso Hub Services Company prior to February 2002) and the El Paso Field Services gathering and processing businesses for the years ended December 31, 2001, 2000, and 1999 are included in our Current Report on Form 8-K filed April 22, 2002, which is incorporated herein by reference.

     The acquisition of these assets by EPN Holding Company, L.P., a wholly-owned subsidiary of El Paso Energy Partners, L.P., was completed in April 2002. Therefore, we are providing the unaudited financial statements of EPGT Texas Pipeline, L.P., El Paso Gas Storage Company, El Paso Hub Services Company, L.L.C. and the El Paso Field Services gathering and processing businesses at March 31, 2002 and for the three month periods ended March 31, 2002 and 2001.

                           EPGT TEXAS PIPELINE, L.P.
                          EL PASO GAS STORAGE COMPANY
                      EL PASO HUB SERVICES COMPANY, L.L.C.
           EL PASO FIELD SERVICES GATHERING AND PROCESSING BUSINESSES

                    CONDENSED COMBINED FINANCIAL STATEMENTS
                  AT MARCH 31, 2002 AND DECEMBER 31, 2001 AND
               FOR THE THREE MONTHS ENDED MARCH 31, 2002 AND 2001
                                  (UNAUDITED)

                           EPGT TEXAS PIPELINE, L.P.
                          EL PASO GAS STORAGE COMPANY
                      EL PASO HUB SERVICES COMPANY, L.L.C.
           EL PASO FIELD SERVICES GATHERING AND PROCESSING BUSINESSES

                       CONDENSED COMBINED BALANCE SHEETS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                               MARCH 31,    DECEMBER 31,
                                                                 2002           2001
                                                              -----------   ------------
                                         ASSETS

Current assets
  Accounts receivable
     Trade, net of allowance of $4,412 and $4,412...........   $ 24,114       $ 47,936
     Affiliates.............................................     19,434         11,424
  Imbalance receivable......................................      8,253         10,309
  Inventories...............................................      5,598         13,001
  Other current assets......................................      1,849          1,729
                                                               --------       --------
          Total current assets..............................     59,248         84,399
Property, plant and equipment, net..........................    785,469        776,153
Deferred tax asset..........................................         --          1,108
                                                               --------       --------
          Total assets......................................   $844,717       $861,660
                                                               ========       ========

                         LIABILITIES AND OWNERS' NET INVESTMENT

Current liabilities
  Accounts payable
     Trade..................................................   $ 10,872       $ 10,543
     Affiliates.............................................         --          4,016
  Imbalance payable.........................................     15,766         15,950
  Other current liabilities.................................      2,349          2,107
                                                               --------       --------
          Total current liabilities.........................     28,987         32,616
  Noncurrent liabilities....................................     70,816         76,091
                                                               --------       --------
          Total liabilities.................................     99,803        108,707

Commitments and contingencies
Minority interest...........................................        189            199
Owners' net investment......................................    744,963        752,754
Accumulated other comprehensive income......................       (238)            --
                                                               --------       --------
          Total liabilities and owners' net investment......   $844,717       $861,660
                                                               ========       ========

                            See accompanying notes.

                           EPGT TEXAS PIPELINE, L.P.
                          EL PASO GAS STORAGE COMPANY
                      EL PASO HUB SERVICES COMPANY, L.L.C.
           EL PASO FIELD SERVICES GATHERING AND PROCESSING BUSINESSES

                    CONDENSED COMBINED STATEMENTS OF INCOME
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                              THREE MONTHS ENDED
                                                                  MARCH 31,
                                                              ------------------
                                                               2002       2001
                                                              -------   --------
Operating revenues..........................................  $72,236   $105,560
                                                              -------   --------
Operating expenses
  Cost of natural gas.......................................   21,466     77,343
  Operations and maintenance................................   13,877     18,860
  Depreciation and amortization.............................    6,700      6,916
  Taxes other than income...................................    1,770      1,558
                                                              -------   --------
                                                               43,813    104,677
                                                              -------   --------
Operating income............................................   28,423        883
Other expense (income)......................................       29       (176)
                                                              -------   --------
Earnings before income taxes................................   28,394      1,059
Income tax expense..........................................       --        359
                                                              -------   --------
Net income..................................................  $28,394   $    700
                                                              =======   ========

                            See accompanying notes.

                           EPGT TEXAS PIPELINE, L.P.
                          EL PASO GAS STORAGE COMPANY
                      EL PASO HUB SERVICES COMPANY, L.L.C.
           EL PASO FIELD SERVICES GATHERING AND PROCESSING BUSINESSES

                   CONDENSED COMBINED STATEMENTS OF CASH FLOW
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                               THREE MONTHS ENDED
                                                                    MARCH 31,
                                                              ---------------------
                                                                2002         2001
                                                              --------     --------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income..................................................  $ 28,394     $    700
Adjustments to reconcile net income to cash provided by
  operating activities
  Depreciation and amortization.............................     6,700        6,916
  Decrease in minority interest.............................       (10)         (21)
  Working capital changes, net of noncash transactions:
     Accounts receivable....................................    15,812      (15,522)
     Natural gas imbalance receivable.......................     2,056        3,066
     Inventories............................................     7,403       18,128
     Accounts payable.......................................    (3,687)      (1,678)
     Natural gas imbalance payable..........................      (184)     (10,982)
     Other current assets...................................      (120)      (5,466)
     Other current liabilities..............................       242          638
  Non-working capital changes:
     Noncurrent assets and liabilities......................    (5,275)       2,863
                                                              --------     --------
          Net cash provided by (used in) operating
            activities......................................    51,331       (1,358)
                                                              --------     --------
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures........................................   (12,747)      (4,298)
                                                              --------     --------
          Net cash used in investing activities.............   (12,747)      (4,298)
                                                              --------     --------
CASH FLOWS FROM FINANCING ACTIVITIES
Net cash contributions from (distributions to) owners.......   (38,584)       5,629
                                                              --------     --------
          Net cash provided by (used in) financing
            activities......................................   (38,584)       5,629
                                                              --------     --------
Net change in cash and cash equivalents.....................        --          (27)
Cash and cash equivalents
  Beginning of period.......................................        --           27
                                                              --------     --------
  End of period.............................................  $     --     $     --
                                                              ========     ========
SCHEDULE OF NONCASH ACTIVITIES:
  Contribution of property to EPGT Texas Pipeline, L.P......  $  3,269     $     --
                                                              ========     ========
  Distribution of deferred tax asset to parent..............  $ (1,108)    $     --
                                                              ========     ========

                            See accompanying notes.

                           EPGT TEXAS PIPELINE, L.P.
                          EL PASO GAS STORAGE COMPANY
                      EL PASO HUB SERVICES COMPANY, L.L.C.
           EL PASO FIELD SERVICES GATHERING AND PROCESSING BUSINESSES

             CONDENSED COMBINED STATEMENTS OF COMPREHENSIVE INCOME
             AND CHANGES IN ACCUMULATED OTHER COMPREHENSIVE INCOME
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                              THREE MONTHS ENDED
                                                                   MARCH 31,
                                                              -------------------
                                                                2002        2001
                                                              --------     ------
COMPREHENSIVE INCOME
Net income..................................................  $28,394      $ 700
Other comprehensive losses..................................     (238)        --
                                                              -------      -----
          Total comprehensive income........................  $28,156      $ 700
                                                              =======      =====

                                                              THREE MONTHS ENDED
                                                                   MARCH 31,
                                                              -------------------
                                                               2002        2001
                                                              -------     -------
ACCUMULATED OTHER COMPREHENSIVE INCOME
Beginning balance...........................................   $  --       $  --
  Unrealized mark-to-market losses arising during period....    (238)         --
                                                               -----       -----
Ending balance..............................................   $(238)      $  --
                                                               =====       =====

                            See accompanying notes.

                           EPGT TEXAS PIPELINE, L.P.
                          EL PASO GAS STORAGE COMPANY
                      EL PASO HUB SERVICES COMPANY, L.L.C.
           EL PASO FIELD SERVICES GATHERING AND PROCESSING BUSINESSES

                NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1.  BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

     Our December 31, 2001, audited combined financial statements, as presented in the El Paso Energy Partners, L.P. Current Report on Form 8-K dated April 22, 2002, include a summary of our significant accounting policies and other disclosures. You should read it in conjunction with these financial statements. The condensed combined financial statements at March 31, 2002 and for the three months ended March 31, 2002 and 2001, are unaudited.

     The accompanying financial statements have been prepared from El Paso Field Services' historical accounting records and are presented on a carve-out basis to include the historical operations applicable to EPGT Texas and the El Paso Field Services gathering and processing businesses. In this context, no direct owner relationship existed among these businesses. Accordingly, El Paso Field Services' net investment in these businesses (owners' net investment) is shown in lieu of owners' equity in the financial statements.

     These financial statements have been prepared pursuant to the rules and regulations of the United States Securities and Exchange Commission and do not include all disclosures required by accounting principles generally accepted in the United States. In our opinion, we have made adjustments, all of which are of a normal recurring nature, to fairly present our interim period results. Information for any interim period may not necessarily indicate the results of operations for the entire year due to the seasonal nature of our businesses.

     Our accounting policies are consistent with those discussed in our 2001 audited financial statements, except as discussed below.

     On December 31, 2001, the assets of El Paso Gas Storage Company were contributed to EPGT Texas and El Paso Gas Storage Company was merged out of existence. At the time of this contribution, the owners of El Paso Gas Storage Company assumed all the related income tax obligations. The effect of this transaction on our financial statements was a reduction in deferred assets with a corresponding adjustment to owners net investment. In February 2002, El Paso Hub Services Company was reorganized into a Delaware limited liability company. As a result of these transactions, we did not reflect tax-related activities for El Paso Gas Storage Company nor El Paso Hub Services Company, L.L.C. in our 2002 financial statements.

  RECENT ACCOUNTING PRONOUNCEMENTS

  Business Combinations

     On January 1, 2002, we adopted Statement of Financial Accounting Standards
(SFAS) No. 141, Business Combinations. Our adoption of SFAS No. 141 did not have a material effect on our financial statements.

  Goodwill and Other Intangible Assets

     On January 1, 2002, we adopted SFAS No. 142, Goodwill and Other Intangible Assets. Our adoption of this standard did not have a material effect on our financial statements.

  Accounting for the Impairment or Disposal of Long-Lived Assets

     On January 1, 2002, we adopted SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets and for Long-Lived Assets to be Disposed Of. Our initial adoption of this statement did not have a material effect on our financial statements, but will affect any future asset dispositions we make.

                           EPGT TEXAS PIPELINE, L.P.
                          EL PASO GAS STORAGE COMPANY
                      EL PASO HUB SERVICES COMPANY, L.L.C.
           EL PASO FIELD SERVICES GATHERING AND PROCESSING BUSINESSES

        NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)

2.  INVENTORIES

     Inventories are carried at lower of cost or market with cost determined using the average cost method. Our inventories consisted of the following (in thousands):

                                                              MARCH 31,   DECEMBER 31,
                                                                2002          2001
                                                              ---------   ------------
Natural gas in storage......................................   $2,945       $10,380
Materials and other.........................................    2,653         2,621
                                                               ------       -------
                                                               $5,598       $13,001
                                                               ======       =======

3.  PROPERTY, PLANT AND EQUIPMENT

     The following reflects the carrying value of our property, plant and equipment (in thousands):

                                                              MARCH 31,   DECEMBER 31,
                                                                2002          2001
                                                              ---------   ------------
Transmission and gathering pipelines........................  $852,477      $856,160
Processing plants...........................................    55,066        55,066
Construction work in progress...............................    34,151        14,452
                                                              --------      --------
                                                               941,694       925,678
Less accumulated depreciation...............................   156,225       149,525
                                                              --------      --------
Total property, plant and equipment, net....................  $785,469      $776,153
                                                              ========      ========

4.  TRANSACTIONS WITH AFFILIATES

     We enter into various types of transactions with affiliates in the normal course of business on market-related terms and conditions including selling natural gas to and purchasing natural gas from affiliates. In addition, our owners allocate to us general and administrative costs incurred on our behalf.

     We had the following affiliated transactions for the three months ended March 31 (in thousands):

                                                                2002        2001
                                                              --------    --------
Revenues with affiliates....................................  $ 40,860    $ 44,135
Expenses with affiliates....................................  $    584    $  4,600

     At March 31, 2002 and December 31, 2001, we had the following receivable and payable balances with our affiliates (in thousands):

                                                              MARCH 31,   DECEMBER 31,
                                                                2002          2001
                                                              ---------   ------------
Accounts receivable.........................................  $ 19,434      $ 11,424
Accounts payable............................................  $     --      $  4,016

5.  ACCOUNTING FOR HEDGING ACTIVITIES

     The majority of our commodity sales and purchases are at spot market or forward market prices. We use derivative instruments to limit our exposure to fluctuations in the commodity markets and allow for a fixed cash flow stream. In March 2002, El Paso Field Services entered into commodity price swaps on our behalf to

                           EPGT TEXAS PIPELINE, L.P.
                          EL PASO GAS STORAGE COMPANY
                      EL PASO HUB SERVICES COMPANY, L.L.C.
           EL PASO FIELD SERVICES GATHERING AND PROCESSING BUSINESSES

        NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)

hedge the effect of changing natural gas liquids prices beginning April 2002. Settlement of these swaps commence in April 2002 and there was no income statement impact from this hedging activity during the three months ended March 31, 2002. The value of our cash flow hedges included in accumulated other comprehensive income was a loss of $0.2 million at March 31, 2002. We did not have any cash flow hedges outstanding at December 31, 2001. We estimate that the amounts in accumulated other comprehensive income will be reclassified into income within the next 12 months.

6.  COMMITMENTS AND CONTINGENCIES

  LEGAL PROCEEDINGS

     As of March 31, 2002 and December 31, 2001, we had reserves of approximately $40 million related to the legal matters below.

     We are named defendants in actions brought by Jack Grynberg on behalf of the U.S. Government under the False Claims Act. Generally, these complaints allege an industry-wide conspiracy to under report the heating value as well as the volume of the natural gas produced from federal and Native American lands, which deprived the U.S. Government of royalties. These matters have been consolidated for pretrial purposes (In re: Natural Gas Royalties Qui Tam Litigation, U.S. District Court for the District of Wyoming, filed June 1997). In May 2001, the court denied the defendants' motions to dismiss.

     We have also been named defendants in Quinque Operating Company, et al. v. Gas Pipelines and Their Predecessors, et al, filed in 1999 in the District Court of Stevens County, Kansas. This class action complaint alleges that the defendants mismeasured natural gas volumes and heating content of natural gas on non-federal and non-Native American lands. The Quinque complaint was transferred to the same court handling the Grynberg complaint and has now been sent back to Kansas State Court for further proceedings. A motion to dismiss this case is pending.

     In September 1999, Lone Star Gas Company filed suit against EPGT Texas in Dallas County, Texas alleging a breach of the methodology of calculating the weighted average cost of gas (WACOG) in their gas contract. Lone Star previously purchased gas from EPGT Texas using the WACOG method. In September 1999, we filed a suit in Travis County, Texas stating that we properly calculated and charged gas costs to Lone Star. In response to a claim by Lone Star, the Travis County court denied its claim that we should not be allowed to maintain this action in Travis county. The lawsuit in Dallas County was temporarily suspended and the parties proceeded in the Travis County lawsuit. Subsequently, Lone Star filed a complaint before the Texas Railroad Commission asserting essentially the same claims. In April 2002, all matters were settled and dismissals filed in both lawsuits and the Texas Railroad Commission complaint. This settlement did not have a material impact on our financial statements.

     We are also involved in litigation with the City of Edinburg concerning the City's claim that we were required to pay pipeline franchise fees under a contract the City had with Rio Grande Valley Gas Company, which was previously owned by us and is now owned by Southern Union Gas Company. An adverse judgment against Southern Union and us was rendered and upheld for breach of contract, holding both of us jointly and severally liable to the City for approximately $4.7 million. The judgment relies on the single business enterprise doctrine to impose contractual obligations on our and Southern Union's entities that were not parties to the contract with the City. We have appealed this case to the Texas Supreme Court seeking reversal of the judgment rendered against us. The City seeks a remand to the trial court of its claim of tortious interference against us. The briefing before the Texas Supreme Court is complete.

                           EPGT TEXAS PIPELINE, L.P.
                          EL PASO GAS STORAGE COMPANY
                      EL PASO HUB SERVICES COMPANY, L.L.C.
           EL PASO FIELD SERVICES GATHERING AND PROCESSING BUSINESSES

        NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)

     On December 4, 2000, a 30-inch natural gas pipeline jointly owned by us and Houston Pipe Line Company LP (HPL) ruptured in Mont Belvieu, Texas, near Baytown, resulting in substantial property damage and minor physical injury. El Paso Energy Intrastate is the operator of the pipeline. Lawsuits have been filed in state district court in Chambers County, Texas. An additional landowner has intervened in the Chambers County suits, as well as the homeowners' insurers. The suits seek recovery for physical pain and suffering, mental anguish, physical impairment, medical expenses, and property damage. HPL has been added as an additional defendant. In accordance with the terms of the operating agreement, we have agreed to assume the defense of and to indemnify HPL in the litigated cases. Discovery is proceeding and trial is set for November 2002. We believe our insurance coverage is sufficient to cover any losses resulting from resolution of these claims.

     During 2000, Leapartners, L.P. filed a suit against us in the District Court of Loving County, Texas, alleging a breach of contract to gather and process gas in areas of western Texas. In May 2001, the Court ruled in favor of Leapartners and entered a judgement against us of approximately $10 million. We subsequently filed an appeal with the Eighth Court of Appeals in El Paso, Texas. Review by the Court of Appeals is expected in December 2002.

     We are also named defendant in numerous lawsuits and a named party in numerous governmental proceedings arising in the ordinary course of our business.

     While the outcome of the matters discussed above cannot be predicted with certainty, based on information known to date, we do not expect the ultimate resolution of these matters will have a material adverse effect on our financial position, operating results or cash flows.

  REGULATORY

     On December 20, 1999, EPGT Texas filed a petition with the Federal Energy Regulatory Commission (FERC) for approval of its rates for interstate transportation service. On June 11, 2002, the FERC issued an order that required revisions to EPGT Texas' proposed rates. It also ordered refunds to customers for the difference between the originally proposed levels and the revised rates ordered by the FERC, if any. The changes ordered by the FERC involve reductions to rate of return, depreciation rates and revisions to the proposed rate design, including a requirement to separately state rates for gathering service. We believe the amount of any rate refund would be minimal because, as provided for in our tariff, we were not charging our customers at the maximum rate. On July 11, 2002, EPGT Texas requested rehearing on certain issues raised by the FERC's order, including the ordered changes to rate design and depreciation rates, and the requirement to separately state a gathering rate. This request for rehearing is pending before the FERC. We believe the ultimate resolution of this matter, based upon the information known to date, will not have a material adverse effect on our financial position, results of operations or cash flows.

  ENVIRONMENTAL

     We are subject to extensive federal, state, and local laws and regulations governing environmental quality and pollution control. These laws and regulations require us to remove or remedy the effect on the environment of the disposal or release of specified substances at current and former operating sites. As of March 31, 2002 and December 31, 2001, we have approximately $24 million recorded for environmental matters.

                           EPGT TEXAS PIPELINE, L.P.
                          EL PASO GAS STORAGE COMPANY
                      EL PASO HUB SERVICES COMPANY, L.L.C.
           EL PASO FIELD SERVICES GATHERING AND PROCESSING BUSINESSES

        NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)

     It is possible that new information or future developments could require us to reassess our potential exposure related to environmental matters. We may incur significant costs and liabilities in order to comply with existing environmental laws and regulations. It is also possible that other developments, such as increasingly strict environmental laws, regulations and claims for damages to property, employees, other persons and the environment resulting from current or past operations, could result in substantial costs and liabilities in the future. As this information becomes available, or other relevant developments occur, we will make accruals accordingly.

7.  ACCOUNTING PRONOUNCEMENTS NOT YET ADOPTED

  Accounting for Asset Retirement Obligations

     In July 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 143, Accounting for Asset Retirement Obligations. This statement requires companies to record a liability relating to the retirement and removal of assets used in their business. The liability is discounted to its present value, and the related asset value is increased by the amount of the resulting liability. Over the life of the asset, the liability will be accreted to its future value and eventually extinguished when the asset is taken out of service. Capitalized retirement and removal costs will be depreciated over the useful life of the related asset. The provisions of this statement are effective for fiscal years beginning after June 15, 2002. We are currently evaluating the effects of this pronouncement.

8.  SUBSEQUENT EVENT

     On April 8, 2002, we were sold to El Paso Energy Partners, L.P. for total consideration of approximately $735 million, subject to adjustment for actual working capital acquired. Excluded from this transaction was approximately $30 million of communications assets that are reflected in property, plant, and equipment on the accompanying balance sheets.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                EL PASO ENERGY PARTNERS, L.P.

                                                By: EL PASO ENERGY PARTNERS COMPANY,
                                                    its General Partner


Date: July 30, 2002                                            By: /s/ D. MARK LELAND
                                                  -------------------------------------------------
                                                                   D. Mark Leland
                                                        Senior Vice President and Controller
                                                           (Principal Accounting Officer)